                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the name and number to give the payer.

                                                                  GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT                                          TAXPAYER IDENTIFICATION NUMBER OF--
----------------------------------------------------------------  -----------------------------------------------------
       1.  An individual's account                                The individual

       2.  Two or more individuals (joint account)                The actual owner of the account or, if combined
                                                                  funds, any one of the individuals(1)

       3.  Custodian account of a minor                           The minor(2)
           (Uniform Gift to Minors Act)

       4.  a. The usual revocable savings trust account (grantor  The grantor-trustee(1)
              is also trustee)

           b. So-called trust account that is not a legal or      The actual owner(1)
           valid trust under state law

       5.  Sole proprietorship                                    The owner(3)

       6.  A valid trust, estate, or pension trust                The legal entity(4)

       7.  Corporate account                                      The corporation

       8.  Association, club, religious, charitable,              The organization
           educational, or other tax-exempt organization account

       9.  Partnership account                                    The partnership

      10.  A broker or registered nominee                         The broker or nominee

      11.  Account with the Department of Agriculture in the      The public entity
           name of a public entity (such as a state or local
           government, school district, or prison) that receives
           agricultural program payments

--------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

    Persons without a taxpayer identification number should apply for one and write "Applied for" in Part I of Substitute Form W-9. Individuals should file Form SS-5, Application for a Social Security Card (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for IRS Individual Taxpayer Identification Number), corporations, partnerships or other entities should file Form SS-4, Application for Employer Identification Number. Form SS-5 may be obtained from local Social Security Administration offices. Forms W-7 and SS-4 may be obtained from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

NOTE: Writing "Applied for" in Part I means that you have already applied for a TIN or that you intend to apply for one soon.

    The following persons are exempt from backup withholding on payments from the sale of Shares pursuant to the Offer:

1. An organization exempt from tax under section 501(a) of the Internal Revenue Code ("IRC"), any IRA, or a custodial account under section 403(b)(7) of the IRC if the account satisfies the requirements of section 401(f)(2) of the IRC.

2.  The United States or any of its agencies or instrumentalities.

3.  A state, the District of Columbia, a possession of the United States.

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.  An international organization or any of its agencies or instrumentalities.

    The following persons may be exempt from backup withholding on payments from the sale of Shares pursuant to the Offer:

6.  A corporation.

7.  A foreign central bank of issue.

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9. A futures commission merchant registered with the Commodity Futures Trading Commission.

10. A real estate investment trust.

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12. A common trust fund operated by a bank under Section 584(a) of the IRC.

13. A financial institution.

14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

15. A trust exempt from tax under section 664 of the IRC or described in section 4947 of the IRC.

    Such persons should nevertheless complete Substitute Form W-9 to avoid possible erroneous withholding. An exempt person should enter the correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the IRC, and their regulations.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

PRIVACY ACT NOTICE--Section 6109 of the IRC requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of individuals' tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to states, cities and the District of Columbia to help carry out their tax laws.

Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.